Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

LandBridge Company LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Shares	Rule 456(b) and Rule 457(r)(2)
	Equity	Preferred Shares	Rule 456(b) and Rule 457(r)(2)
	Equity	Depository Shares	Rule 456(b) and Rule 457(r)(2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant hereby defers payment of the registration fee required in connection with this Registration Statement. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

There is being registered hereunder such indeterminate number or amount of Class A Shares, Preferred Shares, Depository Shares, Debt Securities and Warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including pursuant to any applicable antidilution provisions.

(4)

The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If the registrant elects to offer fractional interests in Preferred Shares to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.